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EXHIBIT 21

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of April 02, 2004

Advanced Repair Technology International Ltd. (Partnership)	Texas
AdvanceMed Corporation	Virginia
Aerospace Center Support (Partnership)	Tennessee
Alliance-One Services, Inc.	Delaware
ASL Automated (Thailand) Ltd.	Thailand
ASL Automated Services (Thailand) Limited	Thailand
Automated Systems (HK) Limited	Hong Kong
Beijing CSA Computer Sciences Technology Company Limited	The People's Republic of China
Century Aero, L.L.C.	Nevada
Century Capital Services Corporation	Nevada
Century Corporation	Nevada
Century Credit Corporation	Nevada
Century Leasing Corporation	Nevada
Century Subsidiary Corporation	Nevada
Comline Dotcom Sdn Bhd	Malaysia
Com-Line Systems Sdn Bhd	Malaysia
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation India Private Limited	India
Computer Sciences España, S.A.	Spain
Computer Sciences Gestion S.A.	France
Computer Sciences Raytheon (Partnership)	Florida
Computer Systems Advisers (M) Bhd	Malaysia
Continental Grand, Limited Partnership	Nevada
Continuum (Deutschland) GmbH	Germany
Continuum Direct Limited	United Kingdom
CSA Automated Private Limited	Singapore
CSA Private Limited	Singapore
CSA (PRC) Company Limited	Hong Kong
CSC Accounts Management, Inc.	Texas
CSC Airline Solutions A/S	Denmark
CSC Airline Solutions Denmark A/S	Denmark
CSC Airline Solutions Norway AS	Norway
CSC Airline Solutions Sweden AB	Sweden
CSC Applications AB	Sweden
CSC Arabia Ltd.	Saudi Arabia
CSC Australia Pty. Limited	Australia
CSC Business Systems Limited	United Kingdom
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Caribbean Inc.	Nevada
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria AG	Austria
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences do Brasil Ldta.	Brazil
CSC Computer Sciences Finland OY	Finland
CSC Computer Sciences HK Limited	Hong Kong
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy
CSC Computer Sciences Japan Co., Ltd	Japan
CSC Computer Sciences Korea YH	Korea
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Peru S.R.L.	Peru
CSC Computer Sciences Polska Sp. zO.O	Poland
CSC Computer Sciences Pte Limited	Singapore

CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences S.A.S.	France
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences Sdn Bhd	Malaysia
CSC Computer Sciences spol. S.r.o.	Slovakia
CSC Computer Sciences Taiwan Limited	Republic of China
CSC Computer Sciences VOF/SNC (Partnership)	Belgium
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Consulting B.V.	Netherlands
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Credit Services, Inc.	Texas
CSC Danmark A/S	Denmark
CSC Data AB	Sweden
CSC Datalab A/S	Denmark
CSC Deutschland Akademie GmbH	Germany
CSC Energy Services, Inc.	Nevada
CSC Enterprises (Partnership)	Delaware
CSC Financial GmbH	Germany
CSC Financial Services (Proprietary) Limited	South Africa
CSC Financial Services GmbH	Germany
CSC Financial Services S.A.	France
CSC Financial Services Schweiz AG	Switzerland
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Ireland Limited	Ireland
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Hamilton Holdings Ltd.	Bermuda
CSC Healthcare Inc.	California
CSC Hungary Information Technology Services Kft	Hungary
CSC Infogérance S.A.	France
CSC Information Systems LLC	Delaware
CSC InfoSer S.p.A.	Italy
SC Integrator A/S	Denmark
SC International Systems Management Inc.	Nevada
CSC Italia Srl	Italy
CSC Japan, Ltd.	Delaware
CSC Leaseco Inc.	Nevada
CSC Logic, Inc.	Texas
CSC Logic/MSA L.L.P.	Texas
CSC Managed Services GmbH	Germany
CSC Managed Services Inc.	Nevada
CSC Mobility AB	Sweden
CSC New Zealand Limited	New Zealand
CSC Ploenzke AG	Germany
CSC ProduktSystems GmbH	Germany
CSC Property UK Limited	United Kingdom
CSC Scandihealth A/S	Denmark
CSC Services Management B.V.	Netherlands
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC SoftwareConsult GmbH & Co. OHG (Partnership)	Germany
CSC Solutions Danmark A/S	Denmark
CSC Solutions Norge AS	Norway
CSC Solutions Sverige AB	Sweden
CSC Strategic Services GmbH	Germany
CSC Sverige AB	Sweden
CSC Switzerland GmbH	Switzerland
CSC Systems & Solutions LLC	Delaware
CSC Technologies Deutschland GmbH	Germany
CSC Technology Services Pty Ltd	Australia
Dekru B.V.	Netherlands
Dyn Marine Services of Virginia, Inc.	Virginia

Dyn Marine Services, Inc.	California
Dyn Network Management, Inc.	Virginia
DynCorp	Delaware
DynCorp Advanced Repair Technology, Inc.	Virginia
DynCorp Aerospace Operations (UK) Ltd.	United Kingdom
DynCorp Aerospace Operations, Inc.	Delaware
DynCorp (Aust) Pty. Limited	Australia
DynCorp Aviation Services, Inc.	Virginia
DynCorp Biotechnology and Health Services, Inc.	Virginia
DynCorp International Aero Services LLC	Delaware
DynCorp International Global Services FZ LLC	United Arab Emirates
DynCorp International LLC	Delaware
DynCorp International Services GmbH	Germany
DynCorp International Services, Inc.	Virginia
DynCorp Logistics, LLC	Nevada
DynCorp Management Inc.	Nevada
DynCorp of Colorado, Inc.	Delaware
DynCorp Technical Services International B.V.	Netherlands
DynCorp Technical Services LLC	Delaware
DynCorp Techserv LLC	Delaware
DynCorp Viar, Inc.	Virginia
DynEDRS, Inc.	Virginia
DynFunding Corporation	Delaware
DynKePRO L.L.C.	Delaware
DynMcDermott Petroleum Operations Company	Louisiana
DynMeridian Corporation	Virginia
DynPar L.L.C.	Oklahoma
DynPort Vaccine Company LLC	Virginia
DynSpace Corporation	Virginia
DynTel Corporation	Virginia
Experteam S.A./N.V.	Belgium
Grupo DynCorp de Mexico S.A. de C.V.	Mexico
InfoCredit Express, L.L.C.	Nevada
InfoCredit Services, LLC	Nevada
Innovative Banking Solutions AG	Germany
Landmarc Support Services Limited	United Kingdom
Life Software Holding, Inc.	Delaware
Merrill Lynch CICG, Limited Partnership	Delaware
Merrill Lynch Partnership Holdings, LLC	Delaware
Mississippi Space Services (Partnership)	Mississippi
Mynd Asia Pacific Pty Limited	Australia
Mynd Corporation	South Carolina
Mynd Corporation f/k/a CYBERTEK Corporation	Texas
Mynd Corporation f/k/a The Leverage Group, Inc.	Connecticut
Mynd International, Ltd	Delaware
Mynd Limited	Hong Kong
Mynd Partners f/k/a Legalgard Partners, L.P.	Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, L.P.	Texas
NCCIM, LLC	Delaware
Nichols InfoTec Corporation	Delaware
Paxus Australia Pty. Limited	Australia
PT. CSC Computer Sciences	Indonesia
Reflexon AG	Switzerland
Sofadec SARL	France
Software Business Solutions Srl	Italy
Software Services Holding, Inc.	Delaware
Test & Experimentation Services Co.	Texas
Tianjin CSA Computer Sciences Technology Co. Ltd.	The People's Republic of China
Welkin Associates, Ltd	Virginia
Worldwide Humanitarian Services LLC	Delaware

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COMPUTER SCIENCES CORPORATION Significant Active Subsidiaries and Affiliates As of April 02, 2004